EXHIBIT 10.5

COMPENSATION AGREEMENT

THIS COMPENSATION AGREEMENT (this “Agreement”) is made and entered into as of the 28th day of December, 2017, by and among (i) QuoteMedia, Inc., a Nevada corporation (the “Company”), (ii) QuoteMedia, Ltd., a corporation organized under the laws of British Columbia, Canada (“QuoteMedia”), and (iii) David M. Shworan (“Shworan”).

RECITALS

A. Shworan is the President and Chief Executive Officer of QuoteMedia and a director of the Company.

B. The parties desire to enter into this Agreement to set forth the compensation arrangement between Shworan and the Company and QuoteMedia.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

ARTICLE I – ACKNOWLEDGEMENT

1.1 Acknowledgement. Shworan acknowledges and agrees that he has received from QuoteMedia and the Company all compensation to which he is entitled for services provided to QuoteMedia and the Company through the date hereof.

ARTICLE II – ONGOING COMPENSATION

2.1 Compensation.

(a) FY 2017. For the period beginning on the date hereof and ending on December 31, 2017, the Company shall issue to Shworan, on the date hereof, a warrant to purchase up to 1,250 shares of the Company’s Series A Redeemable Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at an exercise price equal to $1.00 per share, in the form of Exhibit A attached hereto (a “Preferred Stock Warrant”). In addition, on the date hereof, the Company shall issue to Shworan (i) a warrant to purchase up to 382,243 shares of the Company’s Series A Preferred Stock at an exercise price equal to $1.00, in the form of Exhibit B attached hereto (the “Liquidity Preferred Stock Warrant”), and (ii) a warrant to purchase up to 4,000,000 shares of the Company’s common stock, par value $0.001 per share, at an exercise price equal to $0.10 per share, in the form of Exhibit C attached hereto (the “Common Stock Warrant”).

(b) FY 2018. Provided that Shworan is employed as an employee in any capacity, or Shworan or his wholly-owned company is engaged as a consultant in any capacity, by QuoteMedia or the Company or any subsidiary of either of them, on January 1, 2018, for the period beginning on January 1, 2018 and ending on December 31, 2018, the Company shall issue to Shworan, on January 1, 2018, a Preferred Stock Warrant to purchase up to 15,000 shares of the Company’s Series A Preferred Stock at an exercise price equal to $1.00 per share.

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(c) FY 2019. Provided that Shworan is employed as an employee in any capacity, or Shworan or his wholly-owned company is engaged as a consultant in any capacity, by QuoteMedia or the Company or any subsidiary of either of them, on January 1, 2019, for the period beginning on January 1, 2019 and ending on December 31, 2019, the Company shall issue to Shworan, on January 1, 2019, a Preferred Stock Warrant to purchase up to 15,000 shares of the Company’s Series A Preferred Stock at an exercise price equal to $1.00 per share.

(d) FY 2020 and Subsequent Years. Provided that Shworan is employed as an employee in any capacity, or Shworan or his wholly-owned company is engaged as a consultant in any capacity, by QuoteMedia or the Company or any subsidiary of either of them, on January 1, 2020, beginning on January 1, 2020, Shworan shall receive a base salary at the annual rate of $350,000.00 in cash during the term of his service with QuoteMedia, with such base salary payable in installments consistent with QuoteMedia’s normal payroll schedule, subject to applicable withholding and other taxes (if applicable).

ARTICLE III - MISCELLANEOUS

3.1 Further Assurances. Each of the parties hereto shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

3.2 Costs and Expenses. Each of the parties to this Agreement shall bear his or its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby (the “Transaction Expenses”); provided, however, the Company agrees to pay and be responsible for Shworan’s Transaction Expenses related to Shworan’s tax advisors and legal advisors, well as the reasonable Transaction Expenses related to the removal of resale restrictions of the securities issued hereunder under Canadian tax law.

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3.3 Governing Law. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Nevada (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the state and federal courts located in Maricopa County, Arizona, in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

3.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless such supplement, modification or waiver shall be in writing signed by the Company, QuoteMedia Ltd. and Shworan. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

3.5 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, by email or by Federal Express, UPS, or other reputable overnight courier as follows:

IF TO THE COMPANY
OR QUOTEMEDIA LTD.:	QuoteMedia, Inc. 17100 East Shea Blvd. Suite 230 Fountain Hills, AZ 85268 Attn.: Robert J. Thompson Email: rthompson@quotemedia.com

IF TO SHWORAN:	____________________
____________________
____________________
Attn.: _______________
Email: _______________

Notice given by email shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next normal business day after receipt if not received during the recipient’s normal business hours. All Notices by email shall be confirmed by the sender thereof promptly after transmission in writing by registered or certified mail, personal delivery, Federal Express, UPS or other reputable overnight courier.

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3.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

3.7 Remedies. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

3.8 Exhibits and Schedules. The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference.

3.9 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.10 References and Construction. Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledge that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

3.11 Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including reasonable attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

[Signature Page Follows.]

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EXECUTED as of the date first written above.

QUOTEMEDIA, INC.

By:	/s/ R. Keith Guelpa
Name:	R. Keith Guelpa
Title:	President

QUOTEMEDIA, LTD.

By:	/s/ Robert Thompson
Name:	Robert Thompson
Title:	Secretary

/s/ David M. Shworan
DAVID M. SHWORAN

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EXHIBIT A

FORM OF PREFERRED STOCK WARRANT – SEE EXHIBIT 10.6

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EXHIBIT B

FORM OF LIQUIDITY PREFERRED STOCK WARRANT – SEE EXHIBIT 10.7

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EXHIBIT C

FORM OF COMMON STOCK WARRANT – SEE EXHIBIT 10.8

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